EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statements of Hawthorne Financial Corporation on Form S-3/A, Amendment No. 3 (No. 333-61707) and Form S-8 (Nos. 33-74800, 333-23587, 333-59879 and 333-59875) of our report dated January 29, 2002 (March 20, 2002 as to Note 20), appearing in the Annual Report on Form 10-K/A, Amendment No. 3 of Hawthorne Financial Corporation for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 11, 2002